Exhibit 32

  Certification of Chief Executive Officer and Chief Financial Officer Pursuant
                to Section 906 of the Sarbanes-Oxley Act of 2002

     Dana C. Gavenda, Chief Executive Officer and President of FSB Community Bankshares, Inc., a federal corporation (the "Company") and Kevin D. Maroney, Senior Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB for the quarter ended September 30, 2007 (the "Report") and that to the best of his knowledge:

1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:  November 14, 2007       /s/ Dana C. Gavenda
                               ------------------------------------------------
                               Dana C. Gavenda
                               President and Chief Executive Officer



Date:  November 14, 2007       /s/ Kevin D. Maroney
                               ------------------------------------------------
                               Kevin D. Maroney
                               Senior Vice President and Chief Financial Officer




A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.